                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                                  DATUM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                   DATUM INC.
                                     [LOGO]
                                   9975 TOLEDO
                            IRVINE, CALIFORNIA 92618

                                    --------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 2000

                                    --------

To the Stockholders of Datum Inc.:

        Please take notice that the Annual Meeting of Stockholders of Datum Inc. (the "Company") will be held at the DoubleTree Hotel, Irvine Spectrum, 90 Pacifica Avenue, Irvine, California, on Thursday, June 8, 2000, at 10:00 a.m. local time, for the following purposes:

        1. To elect two directors to Class I of the Company's Board of Directors to serve until the 2003 Annual Meeting of Stockholders; and

        2. To consider and vote upon a proposal to approve and adopt an amendment to the Company's 1994 Stock Incentive Plan to increase the number of shares issuable thereunder by 200,000 shares; and

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        At the Annual Meeting, the Board of Directors intends to present R. David Hoover and Elizabeth A. Fetter as the nominees for election to the Board of Directors.

        Only stockholders of record on the books of the Company at the close of business on April 21, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. A majority of the outstanding shares must be represented at the Annual Meeting in order to transact business. Consequently, if you are unable to attend in person, please execute the enclosed proxy and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies.

        If you return your proxy, you may nevertheless attend the Annual Meeting and, if you wish, vote your shares in person.

                                       By Order of the Board of Directors,

                                       DATUM INC.

                                       David A. Young
                                       Secretary
Irvine, California
April 28, 2000

                                   DATUM INC.
                                     [LOGO]
                                   9975 TOLEDO
                            IRVINE, CALIFORNIA 92618

                                    --------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 2000

                                    --------

                                 PROXY STATEMENT

                                    --------

                             SOLICITATION OF PROXIES

        The accompanying proxy is solicited by the Board of Directors of Datum Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders to be held at the DoubleTree Hotel, Irvine Spectrum, 90 Pacifica Avenue, Irvine, California, on Thursday, June 8, 2000 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof. All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR the election of the nominees to the Board of Directors listed in the proxy. Any stockholder has the power to revoke his proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by presenting at the Annual Meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the Annual Meeting and voting in person by the person who executed the proxy.

        This Proxy Statement is being mailed to the Company's stockholders on or about April 30, 2000. The solicitation will be by mail and the cost will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Further solicitation of proxies may be made by telephone or oral communication with some stockholders by the Company's regular employees who will not receive additional compensation for the solicitation.

                      OUTSTANDING SHARES AND VOTING RIGHTS

        Only holders of record of the 5,885,932 shares of the Company's Common Stock outstanding at the close of business on April 21, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on April 21, 2000.

        An automated system administered by the Company's transfer agent will tabulate votes cast at the Annual Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no such effect in the election of directors, who will be elected by a plurality of the affirmative votes cast.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 21, 2000, (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) by each of the Company's directors, including the Company's Chief Executive Officer (the "CEO"); (iii) by each of the four other most highly compensated executive officers, other than the CEO (collectively the "Named Executive Officers"); and
(iv) by all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                                             PERCENT OF
                                                        OUTSTANDING                           SHARES OF
                                                        COMMON STOCK                        COMMON STOCK
                                                        BENEFICIALLY                         BENEFICIALLY
NAME AND ADDRESS (1)                                        OWNED                               OWNED
--------------------                                    ------------                        -------------
State of Wisconsin Investment Board                      587,600(2)                              10.0%
121 East Wilson Street
Madison, WI  53707
Dimensional Fund Advisors Inc.                           422,700(3)                               7.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
G. Tilton Gardner, Director                               28,500(4)                                 *
R. David Hoover, Director                                 16,000(4)                                 *
Louis B. Horwitz, Director                               241,219(4)(5)                            4.1%
Michael M. Mann, Director                                 59,500(4)(6)                            1.0%
Dan L. McGurk, Director                                   51,500(4)                                 *
Edward A. Money, Director                                 53,500(4)                                 *
Elizabeth A. Fetter, Director                                  0                                    *
Erik H. van der Kaay, Chief Executive Officer,           112,998(4)(7)(8)(9)                      1.9%
President and Chairman of the Board
Michael J. Patrick, Vice President                         4,574(4)(9)                              *
John (Jack) R. Rice, Vice President                       36,429(4)(9)                              *
Raymond L. Waguespack, Vice President                     24,870(4)(9)                              *
David A. Young, Vice President                            34,748(4)(9)                              *
and Chief Financial Officer
All Officers and Directors                               766,763(10)                             12.3%
as a Group (13 persons)

------------------
*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 21, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Information with respect to beneficial ownership is based upon the Company's stock records and data supplied to the Company by the holders.

(2) Based upon Schedule 13G filed with the Securities and Exchange Commission on February 10, 2000.

(3) Based upon Schedule 13G filed with the Securities and Exchange Commission on February 4, 2000.

(4) Included in the total number of shares listed are 10,500 shares for Mr. Gardner, 12,000 shares for Mr. Hoover, 77,500 shares for Mr. Horwitz, 18,500 shares for Dr. Mann, 26,500 shares for Mr. McGurk, 24,000 for Mr. Money, 72,500 shares for Mr. van der Kaay, 3,750 shares for Mr. Patrick, 33,875 shares for Mr. Rice, 17,624 shares for Mr. Waguespack, and 27,500 shares for Mr. Young which may be acquired within sixty days of April 21, 2000 upon exercise of outstanding options.

(5) Includes 5,195 shares held for the account of Mr. Horwitz in the Company's Savings and Retirement Plan. Does not include 26,000 shares owned by an adult child of Mr. Horwitz.

(6) Includes 33,000 shares that are subject to shared voting and investment powers. These shares are owned by Blue Marble Development Group, Inc. Defined Benefit Pension Plan and Trust, of which Dr. Mann and his spouse are co-trustees.

(7) Mr. van der Kaay was elected Chairman of the Board of Directors effective January 1, 2000.

(8) Includes 30,000 shares of restricted Common Stock granted upon employment. (See "Executive Compensation - Severance and Consulting Agreements")

(9) Included in the total number of shares listed are 498 shares held for the account of Mr. Van der Kaay in the Company's Savings and Retirement Plan, 423 shares held for the account of Mr. Patrick, 2,555 shares held for the account of Mr. Rice, 3,929 shares held for the account of Mr. Waguespack, and 2,085 shares held for the account of Mr. Young. Also includes 498 shares to which Mr. Young has shared voting or investment powers.

(10) Includes 349,424 shares which may be acquired within sixty days after April 21, 2000, upon exercise of outstanding options. Also includes 16,284 shares held for the account of officers and directors in the Company's Savings and Retirement Plan.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides for a classified Board of Directors. The Board is divided into three classes designated Class I, Class II and Class III. The term of each director included in Class I expires at this Annual Meeting and, consequently, the nominees listed below under the heading "Class I" are being presented for election as directors to hold office until the Annual Meeting of Stockholders in 2003. The term of office of each director included in Class II will continue until the Annual Meeting of Stockholders in 2001. The term of office of each director in Class III will continue until the Annual Meeting of Stockholders in 2002.

        Mr. Hoover and Ms. Fetter are being presented by the Board for election as directors to serve as members of Class I until the Annual Meeting of Stockholders in 2003. Mr. Hoover and Ms. Fetter are presently serving as directors of the Company, Ms. Fetter having been appointed to the Board at a Board meeting held on March 9, 2000. Mr. Edward Money, who has been serving as a Class I director, is not standing for re-election to the Board of Directors this year, and will cease being a director on June 8, 2000. Unless instructed to the contrary, the shares represented by the proxies will be voted in favor of the election of Mr. Hoover and Ms. Fetter as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors. The persons receiving the highest number of votes will be elected as directors. Stockholders do not have the right to cumulate votes in the election of directors.

        Certain information as of April 21, 2000 with respect to the two nominees for election as directors and with respect to each director whose term of office continues is set forth below.

                  Name of Individual                 Age               Positions Held
                  ------------------                 ---               --------------
                  CLASS I
                  R. David Hoover                     54                Director
                  Elizabeth A. Fetter                 41                Director

                  CLASS II
                  Erik H. van der Kaay                59                Chief Executive Officer, President and
                                                                        Chairman of the Board
                  Louis B. Horwitz                    72                Director
                  Dan L. McGurk                       73                Director

                  CLASS III
                  G. Tilton Gardner                   64                Director
                  Michael M. Mann                     60                Director

        R. David Hoover has been a director of the Company since 1995. Mr. Hoover is currently President, Vice Chairman and Chief Financial Officer of Ball Corporation. From 1998 through 1999, Mr. Hoover was Vice Chairman and Chief Financial Officer of Ball Corporation. From 1995 to 1998, he was Executive Vice President and Chief Financial Officer of Ball Corporation. From 1993 to 1995, he was Senior Vice President and Chief Financial Officer of Ball Corporation. Mr. Hoover is currently a director of Ball Corporation and of Energizer Holdings, Inc.

        Elizabeth A. Fetter has been a director of the Company since March, 2000. She is currently serving as Chief Executive Officer and President of NorthPoint Communications. Formerly, she was Vice President and General Manager, Consumer Services Group, for U.S. West. Ms. Fetter is currently a director of NorthPoint Communications, Andrew Corporation, General Magic Inc. and Berbee.

        Erik H. van der Kaay is President and Chief Executive Officer of Datum Inc., and, since January, 2000, Chairman of the Board. He has been a director of the Company since his arrival at Datum in 1998. From 1990 to 1998, he held various positions within Allen Telecom, most recently as Executive Vice President. Mr. van der Kaay is currently a director of RF MicroDevices and TranSwitch Corporation.

        Louis B. Horwitz was Chairman of the Board from 1976 through 1999. Upon joining the Company in October 1976, through April 1998, Mr. Horwitz served as President and Chief Executive Officer. Prior to joining the Company, he was an independent management consultant and an Executive Vice President of Xerox Data Systems. Mr. Horwitz became a member of the Datum Board of Directors in 1975.

        Dan L. McGurk is Chairman of the Board of Southland Title Corporation. Formerly, he was President of Xerox Data Systems and prior to that Associate Director of the Office of Management and Budget, Executive Office of the President of the United States. Mr. McGurk joined the Datum Board of Directors in 1977.

        G. Tilton Gardner has been a director of the Company since 1976. Mr. Gardner is currently a Managing Director of Roth Capital Partners. From February 1993 until January 1998, he was Executive Vice President of Van Kasper & Company Investment Bankers. From 1965 until 1988, he was associated with Morgan, Olmstead, Kennedy & Gardner Incorporated, an investment banking firm, serving as Chief Executive Officer and Chairman of the Board from 1976. In 1988, that company was combined with Wedbush Securities to form Wedbush Morgan Securities, for which Mr. Gardner served as Executive Vice President until February 1993.

        Michael M. Mann is the President of Blue Marble Development Group, Inc., the Chairman of Management Technology, Inc., and an outside director of several closely held companies in the technology, health services and consumer goods sectors. Dr. Mann is an adjunct professor of Industrial and Systems Engineering at the University of Southern California, serves as a chair with the TEC, and is a member of the Board of Examiners of the Malcolm Baldridge National Quality Award. He joined the Datum Board of Directors in 1989.

        The Board of Directors held nine meetings during the fiscal year ended December 31, 1999. Each director attended all meetings of the Board of Directors and each committee on which that director served. Each member of the Board of Directors received $1,000 per month during the fiscal year ended December 31, 1999 for his services as a director, except that from August 1, 1998 to December 31, 1999, Mr. Horwitz received $4,166.67 per month for his services as a non-employee Chairman of the Board. In addition, each other non-employee member of the Board of Directors received $1,000 for each meeting attended and $500 for each meeting of a committee of the Board attended by that director, other than committee meetings held in conjunction with meetings of the Board of Directors. In addition, under the Company's 1994 Stock Incentive Plan, each incumbent director who was not an employee of the Company was automatically granted a non-qualified option to purchase 2,500 shares of the Company's Common Stock on the first business day of calendar year

1999. Such options (i) have an exercise price equal to the fair market value of the Common Stock on the date of grant, (ii) vest in full one year from the date of grant and (iii) have a ten year term.

        The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee, and an Executive Committee.

        The principal duties of the Audit Committee are (i) to recommend to the Board of Directors the selection of the Company's independent accountants, (ii) to discuss and review with the Company's independent accountants the audit plan, the auditors' report and management letter and the Company's accounting policies and (iii) to review the accounting procedures and internal control procedures recommended by the Company's independent accountants. The Audit Committee held two meetings during the year ended December 31, 1999. The Audit Committee is comprised of Messrs. Gardner, McGurk, and Mann. In April, 2000, the Company adopted a new charter for the Audit Committee, in accordance with recently released SEC and NASDAQ rules.

        The principal duties of the Compensation Committee are (i) to administer and approve the annual compensation rates of all officers and key employees of the Company, (ii) to administer the incentive compensation, stock award, stock option and other compensation plans of the Company and (iii) to make recommendations to the Board in connection with such plans. The Compensation Committee held two meetings during the year ended December 31, 1999. The Compensation Committee is comprised of Messrs. McGurk, Gardner and Mann.

        The principal duties of the Nominating Committee are (i) to conduct reviews of the qualifications of candidates proposed for membership on the Company's Board of Directors, and (ii) to make recommendations to the Board of Directors based on such reviews. The Nominating Committee was formed following the June 1998 meeting of the Board of Directors. The Nominating Committee held one meeting during the year ended December 31, 1999. The Nominating Committee is comprised of Messrs. Hoover, van der Kaay and Mann.

        The principal duty of the Executive Committee is to serve as an advisory board to assist the Company's Chief Executive Officer. The Executive Committee was formed during the third quarter of 1999, and meet twice during the year ending December 31, 1999. The Executive Committee is comprised of Messrs. Mann, McGurk, Horwitz, and van der Kaay.

EXECUTIVE COMPENSATION

        The following table sets forth summary information concerning compensation of the Chief Executive Officer and the Named Executive Officers for services rendered to the Company in all capacities during the three fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM COMPENSATION
                                                                                         AWARDS
                                                                                   ---------------------
                                                          ANNUAL COMPENSATION      RESTRICTED  SECURITIES   ALL OTHER
                                                         ----------------------   STOCK AWARDS UNDERLYING  COMPENSATION
        NAME AND PRINCIPAL POSITION             YEAR     SALARY($)     BONUS($)      ($) (1)    OPTION(#)     ($) (2)
        ---------------------------             ----     ---------     --------      -------    ---------     -------
Erik H. van der Kaay (3)                        1999      325,563          -0-                    50,000        8,907
    President, Chief Executive Officer and      1998      243,750      100,000      412,500      120,000       90,535
    Chairman of the Board

Louis B. Horwitz (4)                            1999          -0-          -0-                     2,500      150,000
    President, Chief Executive Officer and      1998      188,781          -0-                    30,000      139,889
    Chairman of the Board
                                                1997      275,000      172,000                       -0-        3,756

John (Jack) R. Rice                             1999       199592       77,580                    10,000        4,800
    Vice President of Datum Inc.                1998      180,000       96,500                    10,500        5,863
    and President of Datum - Austin             1997      160,000       28,500                    10,000        2,923

Michael J. Patrick (5)                          1999      149,540       32,000                    10,000        4,800
    Vice President of Datum Inc.                1998       85,565       30,000                    15,000       50,559
    and President of Datum - Irvine

Raymond L. Waguespack                           1999      140,176       36,500                       -0-        4,779
    Vice President of Datum Inc.                1998      135,000       24,300                     5,000        4,867
    and President of International Sales        1997      125,000       48,500                     6,750        4,324

David A. Young                                  1999      170,409       16,000                    10,000        5,564
    Vice President of Datum Inc.                1998      160,000       16,000                     5,000        4,804
    and Chief Financial Officer                 1997      145,000       50,100                    10,000        4,356

-----------------
(1) Amount shown represents 30,000 shares of Restricted Stock granted April 6, 1998, with a market valued of $13.75 per share. The Restricted Stock vests over seven years with provisions for accelerated vesting if certain financial conditions are met.

(2) Amounts shown represent Company contributions under the Company's Savings and Retirement Plan for the listed executives. The amount for Mr. van der Kaay for 1998 includes $87,160 for reimbursed relocation expenses. The amount for Mr. Patrick for 1998 includes $48,150 for reimbursed relocation expenses.

(3) Mr. van der Kaay was elected Chief Executive Officer, President and Director effective April 6, 1998. Mr. van der Kaay was elected Chairman of the Board January 1, 2000.

(4) Salary amounts for Mr. Horwitz include director's fees of $7,000 and $12,000 for the years 1998 and 1997, respectively. Mr. Horwitz resigned as President and Chief Executive Officer on July 31, 1998. The amounts shown for Mr. Horwitz also include non-employee director's fees of $50,000 and $20,833 for the years 1999 and 1998, respectively, and management fees of $100,000 and $41,667 earned after retirement for the years 1999 and 1998, respectively.

(5)     Mr. Patrick began his employment with the Company May 4, 1998.

OPTION MATTERS

        Option Grants. The following table sets forth certain information concerning grants of options to each of the Company's Named Executive Officers during the fiscal year ended December 31, 1999. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or "option spreads" that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future Common Stock prices and no assurance can be given that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                    INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                               --------------------------------------------------------         VALUE AT ASSUMED
                                NUMBER OF      % OF TOTAL                                        ANNUAL RATES OF
                               SECURITIES        OPTIONS                                           STOCK PRICE
                               UNDERLYING      GRANTED TO                                        APPRECIATION FOR
                                 OPTIONS      EMPLOYEES IN      EXERCISE      EXPIRATION           OPTION TERM
NAME                           GRANTED (#)   FISCAL YEAR (1)  PRICE ($/SH)     DATE (2)        5% ($)       10% ($)
----                           -----------   ---------------  ------------     --------        ------       -------
Erik H. van der Kaay              50,000          15.8            6.75         2/25/2009        212,252      875,388
Michael J. Patrick                10,000           3.2            7.00         10/1/2009         44,023      181,562
John (Jack) R. Rice               10,000           3.2            7.56         2/10/2009         47,544      196,087
Raymond L. Waguespack                -0-           0.0             N/A            N/A              N/A         N/A
David A. Young                    10,000           3.2            7.56         2/10/2009         47,544      196,087

-------------------
(1) Options to purchase an aggregate of 316,500 shares of Common Stock were granted to employees, including the Named Executive Officers during the fiscal year ended December 31, 1999.

(2) Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment. Options become exercisable in four equal annual installments from date of grant.

        Option Exercises. The following table sets forth certain information concerning the exercise of options by each of the Company's Named Executive Officers during the fiscal year ended December 31, 1999, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1999. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company's Common Stock ($6.5625 per share).

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS AT FISCAL
                                                                         YEAR-END(#)                       YEAR-END($)
                            SHARES ACQUIRED       VALUE       -------------------------------  --------------------------------
NAME                         ON EXERCISE(#)     REALIZED($)    EXERCISABLE      UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
----                         --------------     -----------   -------------     -------------  --------------     -------------
Erik H. van der Kaay                   -0-            -0-          30,000           140,000             -0-          143,750
Michael J. Patrick                     -0-            -0-           3,750            21,250             -0-           26,250
John (Jack) R. Rice                    -0-            -0-          26,375            24,125          80,625           20,620
Raymond L. Waguespack                  -0-            -0-          14,687             7,125          29,982              -0-
David A. Young                         -0-            -0-          20,000            20,000          46,250           20,620


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors has the responsibility for administering and approving compensation programs involving the Company's senior executives, including the Named Executive Officers. Compensation may include a base salary, a variable incentive bonus, stock options and/or stock grants. The Committee is composed of three independent, non-employee directors.

        The Company's executive compensation program is based upon the following principles:

        - There must be an appropriate correlation that provides a direct tie between each executive's compensation and long-term stockholder value.

        - Compensation in all forms must be related to both the Company's overall results and the individual's performance in the execution of his or her responsibilities.

        - There must be a balance between cash incentive and equity compensation.

        - Compensation is designed to fall in the median to high range of that paid to comparable executives in other similarly-sized corporations, with particular dependence placed upon salaries listed in the surveys annually published by the American Electronics Association (the "Surveys"). Some, but not all, of the companies included in the Surveys are included in the Performance Graph on page 13 of this Proxy Statement.

        - Each compensation package must be designed to attract, retain and motivate appropriate executives.

        In applying the above principles to its review of an executive officer's compensation, the Committee subjectively reviews the performance of each executive officer but does not assign relative weights to any of the principles.

              The Company has not, and does not expect to, pay any compensation for which an expense deduction would be disallowed under Section 162(m) of the Internal Revenue Code of 1986, as amended, relating to the limitation of the deduction of compensation in excess of $1,000,000 to certain executive officers of publicly held companies. Any award under the Company's 1994 Stock Incentive Plan should be deemed performance-based compensation and, accordingly, should not be included in the calculation of an executive officer's compensation in determining the applicability of Section 162(m).

        The process of determining executive officer compensation for 1999, including the Chief Executive officer's compensation to the extent not set contractually, was based upon the Company's 1999 results after consideration of the factors described above, and may be summarized as follows:

        - In March 2000 the Company's Chief Executive Officer presented a detailed analysis of the Company's performance for 1999 including a review of each of the operating divisions, and an analysis of each executive officer's performance in affecting the overall results. Consideration was given to net operating income, economic value added, growth, and development of new products. In addition, actual operating results, for each executive, were compared to specific assigned objectives which had been provided to them in written form early in 1999.

        - Using this information as a basis of performance, and considering the available comparable compensation information in the Surveys, the Chief Executive Officer prepared recommendations for modification to each subordinate executive officer's compensation package.

        - On January 6, 2000, and March 8, 2000, the Compensation Committee met to analyze the information prepared for its review and considered the recommendations of the Chief Executive Officer with regard to all executive officer salaries, except that of the Chief Executive Officer.

        - After in-depth discussion and consideration of the information, the Committee examined three aspects of each executive officer's compensation:

                    -    Base pay and modification, if any.

                    -    Incentive consideration, if any.

                    -    Stock options and stock awards, if any.

        - After review of the available data and comparable incentive packages, the Compensation Committee adjusted salaries for the Company's officers, awarded a bonus for 1999 based upon individual performance to each of the officers, and granted additional stock options to the officers, consistent with the Company's desire to provide a balance of current income and long-term performance-based incentive.

        - The Committee then considered these matters for the Chief Executive Officer in his absence. Consistent with the fiscal year 1998, Mr. van der Kaay requested that, in light of the Company's financial performance and share valuation, he not receive any increase in salary, nor be granted a bonus but, instead, be given additional stock options. Mr. van der Kaay felt that this would continue to align his interest with all other Datum shareholders. After discussion and consideration of both the Company's performance and Mr. van der Kaay's request, the Compensation Committee awarded him 30,000 shares in options.

        - The Committee then discussed the requirement to again establish clear and defined objectives for 2000 for each of the Company's officers. The Chairman stated that these objectives would be submitted in written form for review by the Compensation Committee.

        The members of the Compensation Committee believe the Company's compensation programs are consistent with the Company goals and have been applied in a fair and even-handed manner in the best interests of the Company and its stockholders.

              Members of the Compensation Committee:

                     Dan L. McGurk, Chairman

                     G. Tilton Gardner

                     Michael M. Mann

Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report and the performance graph on page 13 shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 1999, the Company's Board of Directors, based upon the recommendations of the Compensation Committee, established the levels of compensation for the Company's executive officers, provided, however, the Company's Chairman of the Board, Chief Executive Officer and President, Erik H. van der Kaay, has an employment agreement with the Company and his compensation is primarily determined in accordance with the terms and conditions of such agreement. The Compensation Committee consists of Messrs. McGurk, Gardner and Mann.

PERFORMANCE GRAPH

        This graph compares the Company's cumulative total return to stockholders during the past five years with that of the NASDAQ Market Index and the S&P Communications Equipment Index published by Media General Financial Services, Inc. (a list of the companies comprising the S&P Communications Equipment Index will be sent to any shareholder upon request).

            COMPARE 5 YEAR CUMULATIVE TOTAL, RETURN AMONG DATUM INC.,
                   NASDAQ MARKET INDEX AND S&P GROUP INDEX (1)


                                                                       FISCAL YEAR ENDING
                                           -----------------------------------------------------------------------------
COMPANY/INDEX/MARKET                       12/30/94       12/29/95       12/31/96     12/31/97     12/31/98     12/31/99

Datum Inc.                                 100.00         100.00         164.63       139.63       64.02        93.90

Communications Equipment                   100.00         149.66         175.28       228.36       402.25       883.35

NASDAQ Market Index                        100.00         129.71         161.18       197.16       278.08       490.46

(1) Assumes $100 invested on January 1, 1995 and assumes dividends reinvested.

EMPLOYMENT, SEVERANCE AND CONSULTING AGREEMENTS

        In connection with the appointment of Erik H. Van der Kaay as President and Chief Executive Officer of the Company, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Van der Kaay effective April 6, 1998. The Employment Agreement provides that Mr. Van der Kaay will serve as President and Chief Executive Officer and, so long as he is employed under the Employment Agreement, the Company will nominate and recommend his election as a member of the Board of Directors. The Employment Agreement provides for an annual base salary of $325,000, which shall be reviewed annually by the Compensation Committee. Mr. Van der Kaay is also entitled to participate in other management incentive compensation plans. In connection with his employment, Mr. Van der Kaay was granted options to purchase 120,000 shares of Common Stock under the Company's 1994 Stock Incentive Plan. The options have an exercise price of $13.75, the fair market value on April 6, 1998, and vest in four equal annual installments. In addition, Mr. Van der Kaay was granted 30,000 shares of Common Stock under the 1994 Stock Incentive Plan which are subject to forfeiture in the event his employment with the Company is terminated. Such shares will vest, and become non-forfeitable, over seven years, with vesting accelerated upon certain events. In the event Mr. Van der Kaay is terminated by the Company without cause within the first twelve months, he is entitled to severance pay equal to his then current monthly salary times the number of months from the date of termination to the end of twenty-four months following April 6, 1998. In the event such termination is twelve or more months following April 6, 1998, the severance amount equals his monthly salary times twelve.

        On October 9, 1992, the Company entered into a consulting agreement with Mr. Horwitz (the "Consulting Agreement"). The Consulting Agreement provides for consulting services to be provided commencing on the retirement of Mr. Horwitz as an officer and employee of the Company and continues for twelve months thereafter and may be renewed at the Company's option for successive additional twelve month periods or any portion thereof. The initial term of the Consulting Agreement commenced in August 1998. In the event of a "change of control" of the Company (as defined in the Executive Agreement) while the Consulting Agreement is in force, the term will be extended for a period of ten years from commencement. Under the Consulting Agreement, Mr. Horwitz is to provide such advice and consultation as the Company requests, including with respect to strategic planning, management, financial analysis, product planning and other corporate matters. As compensation, Mr. Horwitz will be paid $8,333.33 per day, plus travel expenses, and will be guaranteed a minimum of twelve days of service per year. In the event of death or disability prior to the end of the term of the Consulting Agreement, or any renewal term, and prior to a change of control of the Company, Mr. Horwitz, or his estate, shall be entitled to an amount equal to the fee for twelve days of consulting. In the event of death or disability after a change of control which results in an extension of the term, Mr. Horwitz, or his estate, will be entitled to the minimum annual payments for the balance of the term. The Consulting Agreement provides that it will be binding on successors on the Company's business.

        On July 29, 1999, in connection with the acquisition by merger of Digital Delivery, Inc., the Company and Thomas Mark Hastings entered into an Employment Agreement. The Employment Agreement provides that Mr. Hastings will serve as a Vice President of the Company and as President of its E-Business Solutions Division, and has a three year term. The Employment Agreement provides for a base salary of $150,000 (subject to increase in the discretion of the Board of Directors) and a bonus, to be determined annually by the Board of Directors, not to exceed 40% of the base salary. In the event Mr. Hastings is terminated without "cause" or resigns for "good reason" (both terms as defined) prior to the expiration of the term of the Employment Agreement, Mr. Hastings shall receive a severance payment equal his then-current base salary for one year.

        Effective October 29, 1999, the Company entered into Severance Compensation Agreements with Erik van der Kaay, David Young, Paul Baia, Michael Patrick, Jack Rice and Raymond Waguespack, the Company's executive officers. The Severance Compensation Agreements are intended to encourage the Company's executive officers to continue to provide the Company with their best efforts in the circumstance that a change in control of the Company is proposed. Each of the Severance Compensation Agreements have a three year term commencing upon a "change in control" (as defined) of the Company, and provide that if the executive is terminated within two years of a change in control (other than through the executive's death, disability, retirement, termination for "cause" or resignation without "good reason" (both terms as defined)), the executive shall be entitled to a severance payment equal to the sum of (a) the executive's highest base salary in effect during the twelve months leading up to the change in control; and (b) the executive's incentive compensation bonus for the year in which the termination takes place, calculated as though all performance criteria with respect thereto had been meant; such sum to be multiplied by (i) in the case of Mr. van der Kaay, 2.99; (ii) in the case of Mr. Young, 2.0; and (iii) in the case of Messrs. Baia, Patrick, Rice and Waguespack, 1.0. The Severance Compensation Agreements also provide that all unvested options or restricted stock held by the executive shall vest as of such termination, and that the executive shall continue to be eligible to receive the health and insurance benefits he was receiving as of such termination until the earlier to occur of one year and the date the executive is covered by benefits offered by a new employer.

        On February 17, 2000, the Company and Mr. Waguespack entered into a Consulting Agreement, pursuant to which Mr. Waguespack would provide consulting services to the Company with respect to its international sales efforts for a three year term following Mr. Waguespack's retirement on May 1, 2000. The Consulting Agreement provides for monthly compensation of $3,000 plus $1,000 per day that Mr. Waguespack is required to travel in connection with providing such consulting services. The Consulting Agreement also provides that, through the term of the Consulting Agreement, the Company will continue to extend to Mr. Waguespack and his spouse substantially the same health and insurance benefits they received prior to Mr. Waguespack's retirement, and that Mr. Waguespack's unvested stock options shall continue to vest during the term of the Consulting Agreement on the same schedule as if Mr. Waguespack was still an employee of the Company.

                                   PROPOSAL 2

             AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN TO INCREASE
                 THE TOTAL NUMBER OF SHARES ISSUABLE THEREUNDER


        Subject to approval by the Company's stockholders, the Board of Directors has amended the 1994 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder by 200,000 shares of Common Stock, bringing the total number of shares of Common Stock subject to the 1994 Stock Incentive Plan to 1,477,217 as of the date of the Annual Meeting, subject to the annual share increases thereafter as provided in the 1994 Stock Incentive Plan. All employees of the Company are currently eligible to participate in the 1994 Stock Incentive Plan. The additional shares available for issuance under the 1994 Stock Incentive Plan will give the Company increased flexibility in its continued use of equity incentives to attract, retain and motivate its officers, directors and key employees.

        The essential features of the 1994 Stock Incentive Plan are summarized below. The summary does not purport to be a complete description of the 1994 Stock Incentive Plan. The Company's stockholders may obtain a copy of the 1994 Stock Incentive Plan upon written request to the Secretary of the Company.


General Nature and Purposes

        In June 1994, the stockholders of the Company approved the 1994 Incentive Stock Plan. This plan provides for the granting of incentive or nonqualified options or restricted shares of the Company's common stock to the Company's officers, directors and employees and also to consultants, business associates and others with important business relationships with the Company. The exercise price of the shares covered by each nonqualified option granted and purchase price of restricted shares is determined by the Administrator. The exercise price of common stock covered by each incentive option cannot be less than the fair market value of such shares on the date of grant. As of December 31, 1998 there have been no nonqualified options issued less than the market value on the date of grant and there have been no incentive options granted. Generally, options vest in 25% increments over four years and have a 10-year term. The initial shares available under the Plan for issuance was 250,000 with annual increases of 50,000 on the last day of each calendar year. The stockholders of the Company approved amendments of the Plan, providing for 200,000 additional option shares in March 1995, June 1997, and June 1998, to be reserved for issuance thereunder. In June 1998, the stockholders also approved an amendment to change the annual increase from 50,000 to 2% of the number of shares of common stock outstanding as of the Company's fiscal year-end. As of April 21, 2000, an aggregate of 1,124,550 shares of Common Stock were issued or committed for issuance upon exercise of granted options under the 1994 Stock Incentive Plan, leaving 152,667 remaining available for grant. In addition, options for an additional 71,487 shares of Common Stock remain outstanding under the Company's 1984 Stock Option Plan, which has terminated.

        The purposes of the 1994 Stock Incentive Plan are to ensure the retention of the services of existing executive personnel, key employees and non-employee directors of the Company or its affiliates, to attract and retain competent new executive personnel and key employees, to provide incentive to all such personnel, employees and non-employee directors to devote their utmost effort and skill to the advancement and betterment of the Company by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company and to allow consultants, business associates and others with important business relationships with the Company the opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. As of the record date for the Annual Meeting, 13 officers and directors and approximately 543 employees were eligible to participate.

        As discussed in more detail below, in general, the granting of future stock options or rights to purchase shares under the 1994 Stock Incentive Plan are not determinable at this time. However, the 1994 Stock Incentive Plan does provide that non-employee directors shall be granted, on the first day of each calendar year commencing in 1995, options to purchase 2,000 shares of Common Stock and, commencing in 1999, options to purchase 2,500 shares of Common Stock. Therefore, Messrs. McGurk, Gardner, Mann and Money received on January 1 of 1995, 1996, 1997 and 1998, options to purchase 2,000 shares of Common Stock and on January 1 of 1999 and 2000, received options to purchase 2,500 shares of Common Stock. Mr. Hoover received options to purchase 2,000 shares of Common Stock on January 1, 1998 and on January 1 of 1999 and 2000 received options to purchase 2,500 shares of Common Stock. As of the record date for the Annual Meeting, options to purchase or grants of restricted stock in an aggregate amount of 1,124,550 shares (net of cancelled options) have been granted under the 1994 Plan to the following persons or groups: (i) Erik van der Kaay, 170,000 shares; (ii) Louis B. Horwitz, 100,000 shares; (iii) Michael J. Patrick, 25,000 shares; (iv) John (Jack) R. Rice, 50,500 shares, (v) Raymond L. Waguespack, 24,250 shares; (vi) David A. Young, 45,000 shares; and (vii) all current executive officers as a group, 321,650, all current directors who are not executive officers, 227,000 shares and all employees, including all current officers who are not executive officers, as a group, 575,900 shares.

The 1994 Stock Incentive Plan is not subject to any of the provisions ERISA and is not a qualified deferred compensation plan under Section 401(a) of the Code.

ADMINISTRATION

        The 1994 Stock Incentive Plan may be administered by the Board of Directors or by a Committee, at least two persons of which shall be directors of the Company who shall be appointed by, and serve at the pleasure of, the Board of Directors.

        Subject to the limitations on eligibility discussed below and the specific provisions of the 1994 Stock Incentive Plan, the Board of Directors or the Committee, as the case may be (hereinafter the administering body is referred to as the "Administrator"), has the full and final authority to determine the persons to whom, and the time or times at which, incentive options or nonqualified options shall be granted and restricted shares issued, the number of shares to be represented by each incentive option or nonqualified option and the number of restricted shares and the consideration to be received by the Company upon the exercise or issuance and other terms and conditions thereof. Determinations of the Administrator as to all matters of interpretation of the 1994 Stock Incentive Plan are final and binding upon all participants and prospective participants of the 1994 Stock Incentive Plan.

AMENDMENT AND TERMINATION OF THE 1994 STOCK INCENTIVE PLAN

        The Board of Directors may from time to time alter, amend, suspend or terminate the 1994 Stock Incentive Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially effect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent.

        Unless previously terminated by the Board of Directors, the 1994 Stock Incentive Plan will terminate on March 10, 2004.

ELIGIBILITY

        Incentive Options. Officers and other key employees of the Company (including directors if they also are employees of the Company), as may be determined by the Administrator, who qualify for incentive stock options under the applicable provisions of the Code, will be eligible for selection to receive incentive options under the 1994 Stock Incentive Plan.

        Nonqualified Options or Restricted Shares. Officers and other key employees of the Company, any member of the Board of Directors, whether or not he or she is employed by the Company, or consultants, business associates or others with important business relationships with he Company will be eligible to receive nonqualified options or restricted shares.

TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED SHARES

        Exercise and Purchase Price. The exercise price of the shares of Common Stock covered by each nonqualified option granted and the purchase price of restricted shares under the 1994 Stock Incentive Plan shall be determined by the Administrator; provided, that the exercise price of the shares of Common Stock covered by each incentive option granted under the 1994 Stock Incentive Plan shall not be less than the fair market value of such shares on the date on which the incentive option is granted; and provided further, that the exercise price with respect to incentive options shall not be less than 110% of the fair market value if the person to whom shares are granted owns 10% or more of the outstanding stock of the Company.

        Payment. Payment for shares upon exercise of an option or upon issuance of restricted shares must be made in full at the time of exercise, or issuance with respect to restricted shares. The consideration payable upon exercise of an option shall, at the discretion of the Administrator, be paid: (i) in United States dollars payable in cash, check, or bank draft; (ii) subject to any legal restrictions on acquisition or purchase of its shares by the Company, by the delivery of shares of Common Stock which shall be deemed to have a value of the Company equal to the aggregate fair market value of such shares determined at the date of such exercise; (iii) by the issuance of a promissory note in a form acceptable to the Administrator; (iv) by cancellation of indebtedness of the Company to the optionee; (v) by waiver of compensation due or accrued to the optionee for services rendered; (vi) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the optionee irrevocably elects to exercise his option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (vii) provided that a public market for the Company's stock exists, through a "margin" commitment from the optionee and a NASD Dealer whereby the optionee irrevocably elects to exercise his option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (viii) by any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law, all as the Administrator shall in its discretion determine. The consideration payable upon purchase of restricted shares shall, at the discretion of the Administrator, be paid by any of the methods set forth in clauses (i), (iii), (iv) or (v) above or any combination of such methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

        Term of Options. The term of each option granted under the 1994 Stock Incentive Plan is determined by the Administrator at the time the option is granted; provided, however, that no option granted under the 1994 Stock Incentive Plan may have a term in excess of ten years; and provided further, that incentive options shall expire within a period of not more than five years if granted to a person who is the beneficial owner of 10% or more of the outstanding stock of the Company.

        Termination of Employment. In the event that an optionee who is an employee of the Company shall cease to be employed by the Company for any reason, including, without limitation, as a result of his or her death or disability, (i) all incentive and nonqualified options granted to any such optionee pursuant to the 1994 Stock Incentive Plan which are not exercisable at the date of such cessation shall terminate immediately and become void and of no effect, (ii) all incentive options granted to any such optionee pursuant to the 1994 Stock Incentive Plan which are exercisable at the date of such cessation may be exercised at any time within such period to be determined by the Administrator at the time of grant (which in the case of death or a disability may be a different period), but in any event no later than the date of expiration of the incentive option period, and if not so exercised within such time shall become void and of no effect at the end of such time; provided, however, that if any such incentive option is in fact exercised at any time after three (3) months following the date of such cessation (or one year in the case of death or disability), such option shall be a nonqualified option and not an incentive option and (iii) all nonqualified options granted to any such optionee pursuant to the 1994 Stock Incentive Plan which are exercisable at the date of such cessation may be exercised at any time within such period to be determined by the Administrator at the time of grant, but in any event no later than the date of expiration of the nonqualified option period, and if not so exercised within such time shall become void and of no effect at the end of such time.

        Limitation on Incentive Options. To the extent the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options representing such excess shall be nonqualified stock options.

AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS

        Commencing in 1995, under the 1994 Stock Incentive Plan, each director of the Company who is not an employee of the Company (a "non-employee director") is automatically granted nonqualified options to purchase 2,000 shares of Common Stock on the first business day of each calendar year, and commencing in 1999, options to purchase 2,500 shares of Common Stock. The options granted to non-employee directors (i) have an exercise price equal to the fair market value of the Common Stock on the date the options are granted; (ii) have a term of ten
(10) years; (iii) vest in full one year from the date of the grant; and (iv) otherwise be subject to the terms and provisions of the 1994 Stock Incentive Plan. Notwithstanding any other term or provision contained in the 1994 Stock Incentive Plan, neither the Boar of Directors no the Committee may amend the amount, price or timing of the options granted under this provision more frequently than every six (6) months except to comport with changes in the Code or ERISA, or the rules thereunder, or Rule 16b-3 promulgated under the Securities Exchange Act.

ADJUSTMENTS UPON CHANGES OF CAPITALIZATION AND REORGANIZATIONS

        In the event that the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reasons of merger, consolidation or reorganization in which the Company is the surviving corporation, or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%) or other change in the corporate structure of the Company while the 1994 Stock Incentive Plan is in effect, appropriate adjustments shall be made by the Board of Directors to the aggregate number and kind of shares subject to the 1994 Stock Incentive Plan, and the number and kind of share and the price per share subject to outstanding incentive options, nonqualified options and restricted shares in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or restricted shares.

        In the event that the Company at any time proposes to sell substantially all of its assets, merge into, consolidate with or to enter into any other reorganization in which the Company is not the surviving corporation, or if the Company is the surviving corporation and the ownership of the outstanding capital stock of the Company following the transaction changes by 50% or more as a result of such transaction, the 1994 Stock Incentive Plan and all unexercised incentive options or nonqualified options granted thereunder and all offers to purchase restricted shares shall terminate, unless provision is made in writing in connection with such transaction for (i) the continuance of the 1994 Stock Incentive Plan and for the assumption of incentive options and nonqualified options theretofore granted, and all outstanding offers to purchase restricted shares, or the substitution for such incentive options, nonqualified options and offers to purchase restricted shares of new options covering, and new offers to purchase, shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the 1994 Stock Incentive Plan and the incentive options, nonqualified options and offers to purchase restricted shares theretofore granted or the new incentive options, nonqualified options and new offers to purchase restricted shares substitutes therefore, shall continue in the manner and under the terms so provided or (ii) the substitution for the 1994 Stock Incentive Plan and all outstanding incentive options and nonqualified options of a program or plan to provide rights to the holders of such options to receive on exercise of such rights, the type and amount of consideration they would have received had they exercise all options prior to such transaction and less the aggregate exercise price of such options (which rights shall vest and be generally subject to the terms of such options in the case of unvested options). If such provision is not made in such transaction, then the Administrator shall cause written notice of the proposed transaction to be given to the persons holding incentive options, nonqualified options or rights of purchase not less than thirty (30) days prior to the anticipated effective date of the proposed transaction, and all incentive options, nonqualified options and rights of purchase shall be accelerated and, concurrent with the effective date of the proposed transaction, such persons shall have the right to exercise incentive options, nonqualified options and accept rights of purchase with respect to any or all shares then subject thereto. The Administrator shall have the right, with respect to any specific incentive option, nonqualified option or rights of purchase granted under the 1994 Stock Incentive Plan, to provide that all incentive options, nonqualified options, or rights of purchase shall be accelerated in any event upon the effective date of the proposed transaction.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain federal income tax consequences of participation in the 1994 Stock Incentive Plan.

        INCENTIVE OPTIONS.

        No taxable income will be recognized by an optionee under the 1994 Stock Incentive Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the share acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive option and the subsequence disposition of the shares acquired also may result in items of "tax preference" for purposes of the "alternative minimum tax."

        If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at such time equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or certain other transfers of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition" and be treated as a nonqualified option.

        Section 55 of the Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercise. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

        NONQUALIFIED OPTIONS

        No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by the optionee will be subject to income tax withholding by the Company out of the optionee's current compensation. Is such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

        If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commending with the date of exercise.

        Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option. The difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than the applicable statutory holding period.

        RESTRICTED STOCK

        The receipt of restricted stock will not result in a taxable event to the Participant until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), a
Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than thirty (30) days after the date of transfer.

        If no Section 83(b) election is made or if no repurchase rights are retained, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for a long-term capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares.

VOTE REQUIRED; BOARD OF DIRECTORS' RECOMMENDATION

        Approval of the proposed amendment to the 1994 Stock Incentive Plan to increase the total number of shares issuable thereunder will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting.

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1994 STOCK

INCENTIVE PLANE TO INCREASE THE TOTAL NUMBER OF SHARES ISSUABLE THEREUNDER.


                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        To the Company's knowledge, based solely on review of copies of reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.



APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The firm of PricewaterhouseCoopers LLP, the Company's independent accountants for the fiscal year ended December 31, 1999, was selected by the Board of Directors, upon recommendation of the Audit Committee of the Board of Directors, to act in the same capacity for the fiscal year ending December 31, 2000.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement if they so desire and respond to appropriate questions.



                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

        All proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement before January 1, 2001, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with the meeting.

        On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

        With respect to the Company's 2001 Annual Meeting of Stockholders, if the Company was not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by January 1, 2001, the Company will be allowed to use its voting authority as outlined.

                                  ANNUAL REPORT

        The Company's Annual Report to Stockholders containing audited balance sheets as of the years ended December 31, 1999, and 1998, and audited statements of operations and changes of cash flows for the three years ended December 31, 1999, accompanies this Proxy Statement. The Annual

Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                  OTHER MATTERS

        At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Annual Meeting. If any other matters are properly presented properly for action at the Annual Meeting or at any adjournment or postponement thereof, the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment.



                                       By Order of the Board of Directors,

                                       DATUM INC.

                                       David A. Young
                                       Secretary

Irvine, California
April 28, 2000


        COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, DATUM INC., 9975 TOLEDO WAY, IRVINE, CALIFORNIA 92618.

PROXY


                                   DATUM INC.

                                  [Datum Logo]

                                9975 TOLEDO WAY
                            IRVINE, CALIFORNIA 92618


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Erik H. van der Kaay and David A. Young as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Datum Inc. held of record by the undersigned on April 21, 2000, at the Annual Meeting of Stockholders to be held on June 8, 2000 and at any adjournment or postponement thereof.



                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)








--------------------------------------------------------------------------------
                            / FOLD AND DETACH HERE /

                                                                 Please mark [X]
                                                                   your votes as
                                                                    indicated in
                                                                    this example



                              COMMON STOCK


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED BELOW.

                                        FOR ALL
                                        nominees
                                        listed
                                        (except as   WITHHOLD
                                        indicated    AUTHORITY
                                        to the       to vote for
                                        contrary     all nominees
                                        hereon)      listed                                               FOR   AGAINST   ABSTAIN
1. Election of Directors to Class I:     [ ]          [ ]         2. Approval of the Amendment of the     [ ]     [ ]        [ ]
                                                                     1994 Stock Incentive Plan to increase the total
                                                                     number of shares issuable thereunder:
   R. David Hoover and Elizabeth A. Fetter

   INSTRUCTION: To withhold authority to vote for                 3. In their discretion, the Proxies are authorized to vote
   an individual nominee, write that nominee's name                  upon such other business as may properly come before the
   in the space provided below:                                      meeting or any adjournment or postponement thereof.

                                                                  Please date this Proxy and sign it exactly as your name or
   ------------------------------------------------               names appear below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor,
                                                                  administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized director.
                                                                  If shares are held by a partnership, please sign in
                                                                  partnership name by an authorized person.

                                                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                                  USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY
                                                                  SHOWN, PLEASE PRINT CHANGES.

                                                                  All other proxies heretofore given by the undersigned to vote shares of stock of Datum Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby
                                                                  expressly revoked.



Signature:                                        Signature if held jointly                              Dated:           , 2000
          ---------------------------------------                           ----------------------------        ---------


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